Registration Number 333-

As filed with the Securities and Exchange Commission on August 12, 2020.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

StarTek, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1370538 (I.R.S. employer Identification No.)

Carrara Place 4th Floor, Suite 485 6200 South Syracuse Way Greenwood Village, CO 80111 (Address of principal executive offices)	80111 (Zip code)

STARTEK, INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

STARTEK, INC. AMENDED AND RESTATED 2008 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Aparup Sengupta

President and Global CEO

StarTek, Inc.

Carrara Place

4th Floor, Suite 485

6200 South Syracuse Way

Greenwood Village, CO 80111

(Name and address of agent for service)

(303) 262-4500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1) (3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	650,000 shares	$5.28	$3,432,000.00	$445.47

1

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement will also cover any additional shares of common stock that become issuable under the Startek, Inc. Amended and Restated 2008 Equity Incentive Plan and the Startek, Inc. Amended and Restated 2008 Employee Stock Purchase Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

2

Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the New York Stock Exchange on August 11, 2020, pursuant to Rule 457(c) and 457(h)(1).

3

The number of shares to be registered under the respective plans are as follows: Startek, Inc. Amended and Restated 2008 Equity Incentive Plan  – 500,000 shares; and Startek, Inc. Amended and Restated 2008 Employee Stock Purchase Plan – 150,000 shares.

REGISTRATION OF ADDITIONAL SECURITIES FOR ISSUANCE UNDER

THE STARTEK, INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of StarTek, Inc. (the “Company”) to be issued pursuant to the StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated June 14, 2016 (the “Plan”). The Company registered 1,174,298 shares of Common Stock for issuance under the Plan on a Registration Statement on Form S-8 (File No. 333-150634) (the “Initial Plan Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2008, and an additional 500,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-195801), filed with the Commission on May 8, 2014, and an additional 250,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-213039), filed with the Commission on August 10, 2016. In accordance with Section E of the General Instructions to Form S-8, the Initial Plan Registration Statement previously filed with the Commission relating to the Plan is incorporated herein by reference, except that provisions contained in Part II of the Initial Plan Registration Statement are modified as set forth herein.

REGISTRATION OF ADDITIONAL SECURITIES FOR ISSUANCE UNDER THE

STARTEK, INC. AMENDED AND RESTATED 2008 EMPLOYEE STOCK PURCHASE PLAN

This Registration Statement is also being filed to register an additional 150,000 shares of Common Stock of the Company available for issuance under the StarTek, Inc. Employee Stock Purchase Plan, as amended and restated June 14, 2016 (the “ESPP”). The Company registered 200,000 shares of Common Stock for issuance under the ESPP on a Registration Statement on Form S-8 (File No. 333-150635) (the “Initial ESPP Registration Statement”), filed with the Commission on May 5, 2008, and an additional 100,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-168463), filed with the Commission on August 2, 2010, and an additional 100,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-183226), filed with the Commission on August 10, 2012, and an additional 100,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-213041), filed with the Commission on August 10, 2016. Pursuant to General Instruction E of Form S-8, the Initial ESPP Registration Statement is incorporated herein by reference, except that provisions contained in Part II of the Initial ESPP Registration Statement are modified as set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents:

(a)      The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 12, 2020, as amended by Form 10-K/A thereto, filed on May 5, 2020;

(b)      The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on June 10, 2020;

(c)      The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 10, 2020;

(d)     The Company’s Current Reports on Form 8-K (or Form 8-K/A, as the case may be), filed on January 16, 2020, February 10, 2020, March 31, 2020, April 23, 2020, May 5, 2020, May 20, 2020, July 6, 2020, July 8, 2020 and July 13, 2020 (other than documents or portions of those documents deemed to be furnished but not filed); and

(e)      The description of the Company’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all other reports and documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (except for portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K), and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit		Incorporated Herein by Reference
No.	Exhibit Description	Form	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of StarTek, Inc.	S-1	3.1	1/29/97

3.2	Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 21, 1999	10-K	3.3	3/8/00

3.3	Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 23, 2000	10-Q	3.4	8/14/00

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on June 19, 2018	8-K	3.1	7/20/2018

3.5	Amended and Restated Bylaws of StarTek, Inc.	8-K	3.2	11/1/11

4.1	Specimen Common Stock Certificate	10-Q	4.2	11/6/07

4.2	StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated	DEF 14A	A	4/29/16

4.3	First Amendment to StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated	DEF 14A	A	3/29/19

4.4	Second Amendment to StarTek, Inc. 2008 Equity Incentive Plan, as amended and restated	DEF 14A	A	3/27/20

4.4	StarTek, Inc. Employee Stock Purchase Plan, as amended and restated	DEF 14A	B	4/29/16

4.5	First Amendment to StarTek, Inc. Employee Stock Purchase Plan, as amended and restated	DEF 14A	B	3/29/19

5.1*	Opinion of Douglas Tackett, Esq., Global Chief Legal and Compliance Officer and Secretary of StarTek, Inc.

23.1*	Consent of BDO India LLP

23.2*	Consent of Plante & Moran PLLC

23.3*	Consent of Douglas Tackett, Esq. (included in Exhibit 5.1)

* Filed with this Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai, Country of India, on August 12, 2020.

STARTEK, INC.

By:	/s/ Aparup Sengupta
Aparup Sengupta
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aparup Sengupta and Ramesh Kamath or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aparup Sengupta Aparup Sengupta Principal Executive Officer	Director, President and Chief Executive Officer	August 12, 2020

/s/ Ramesh Kamath Ramesh Kamath Principal Accounting and Financial Officer	Senior Vice President, Chief Financial Officer and Treasurer	August 12, 2020

/s/ Sanjay Chakrabarty Sanjay Chakrabarty	Director	August 12, 2020

/s/ Bharat Rao Bharat Rao	Director	August 12, 2020

/s/ Albert Aboody Albert Aboody	Director	August 12, 2020

/s/ Mukesh Sharda Mukesh Sharda	Director	August 12, 2020

/s/ Julie Schoenfeld Julie Schoenfeld	Director	August 12, 2020

/s/ Gerald Schafer Gerald Schafer	Director	August 12, 2020